Exhibit 10.48

[International Wixom, LLC Letterhead]

August 6, 2012

Rockwell Medical, Inc.
AFFILIATES:	Rob Chioini
30142 Wixom Road
Wixom, MI 48393

International Real Estate, L.L.C.	Re: 30142 Wixom Rd, Wixom, MI

Dear Mr. Chioini,

Livonia International Development, L.L.C.	Per your request, our firm will renew your lease for the facility located at 30142 Wixom Road, for a two (2) year Lease term. Our company is willing to discount your current rental rate as follows for the term stated below:

Darryl Rogers Holdings, L.L.C.	30142 Wixom Road: (2) Year September 1, 2012- August 31, 2014 $13,562.13 per month All above Amounts subject to NNN per Month

Darin Investment Company, L.L.C.	Your current escrow payment will be in addition to the above quoted rental amounts. This escrow amount will be due each month thru December 31st of each year. At that time an escrow analysis will be completed and the figure could change based upon actual expense.

International Beck Associates, L.L.C.	The above rate is based on a renewal of the lease in an “as is” condition. All other terms and conditions of your original Lease Agreement dated October 23, 2000 and all subsequent renewals,

shall remain in full force and effect.

International-NRZ Associates, L.L.C.	First Right of Refusal: Tenant shall have First Right of Refusal to the facility located at 30126 Wixom

Road, Wixom, provided that the Tenant has not defaulted in the terms, conditions or covenants of the original Lease Agreement, and subsequent renewals. Upon notice, Tenant shall provide a fully executed Lease Agreement within three (3) days of submittal.

International- Darin, L.L.C.	This Lease Renewal Agreement shall be fully binding once executed by both Tenant and Landlord. This is a confidential document which is not to be discussed with any third parties.

11900 Middlebelt Properties, Inc.	Please feel free to contact my office (248) 353-4800 should you have any questions.

Very truly yours,
International Wixom, LLC

International- Wixom, LLC	Agreed to and Accepted By: International Wixom, LLC	Agreed to and Accepted By: Rockwell Medical, Inc
	/s/ Darryl Rogers, Member	/s/ Rob Chioini, President
Colonial Storage, L.L.C.	Darryl Rogers, Member Date: August 14, 2012 FAX/SCAN/EMAIL COPY BINDING	Rob Chioini, President Date: August 14, 2012

Construction Services	Development	Industrial Leasing	Sales/Leaseback	Interior Renovations
23179 Telegraph Rd	Southfield, Michigan 48033		248-353-4800	Fax 248-353-4849